
                                                                                                                        EXHIBIT 20d
Metris Receivables, Inc.                                           Metris Master Trust                               Monthly Report
Securityholders' Statement                                            Series 2001-2                                        Sep-2005

Section 5.2                                                    Class A          Class B      Excess Collateral           Total
(i)  Security Amount                                       559,392,000.00    99,448,000.00     169,889,282.00        828,729,282.00
(ii)  Security Principal Distributed                                 0.00             0.00               0.00                  0.00
(iii)  Security Interest Distributed                         1,918,831.10       404,111.09         432,725.13          2,755,667.32
        Security Interest Distributed based
         on $1,000 per Security                                 3.4302083        4.0635417          4.7468750            12.2406250
(iv)  Principal Collections                                 39,031,934.71     6,939,047.83      11,854,133.35         57,825,115.89
(v)  Finance Charge Collections                             12,653,952.29     2,249,603.61       3,843,049.00         18,746,604.90
       Recoveries                                              477,348.94        84,862.49         144,972.52            707,183.95
       Principal Funding Account Investment Earnings                 0.00             0.00               0.00                  0.00
       Accumulation Period Reserve Account
        Investment Earnings                                          0.00             0.00               0.00                  0.00
         Total Finance Charge Collections                   13,131,301.23     2,334,466.10       3,988,021.52         19,453,788.85
                       Total Collections                    52,163,235.94     9,273,513.93      15,842,154.87         77,278,904.74
(vi)  Aggregate Amount of Principal Receivables                        --               --                 --      5,478,682,873.74
       Invested Amount (End of Month)                      559,392,000.00    99,448,000.00     169,889,282.00        828,729,282.00
       Floating Allocation Percentage                          10.2103373%       1.8151808%         3.1009147%           15.1264328%
       Fixed/Floating Allocation Percentage                    10.2103373%       1.8151808%         3.1009147%           15.1264328%
       Invested Amount (Beginning of Month)                559,392,000.00    99,448,000.00     169,889,282.00        828,729,282.00
       Average Daily Invested Amount                                   --               --                 --        828,729,282.00
(vii)  Receivable Delinquencies
        (As a % of Total Receivables)                                  --               --                 --                    --
       Current                                                         --               --              87.23%     5,024,030,413.45
       30 Days to 59 Days
        (1 to 29 Days Contractually Delinquent)                        --               --               4.67%       269,083,666.61
       60 Days to 89 Days
        (30 to 59 Days Contractually Delinquent)                       --               --               2.25%       129,681,909.64
       90 Days and Over
        (60+ Days Contractually Delinquent)                            --               --               5.85%       336,731,465.63
                       Total Receivables                               --               --             100.00%     5,759,527,455.33
(viii)  Aggregate Investor Default Amount                              --               --                 --          8,830,006.38
         As a % of Average Daily Invested Amount                       --               --                 --                    --
        (Annualized based on 365 days/year)                            --               --                 --                 12.96%
(ix)  Charge-Offs                                                    0.00             0.00               0.00                  0.00
(x)  Servicing Fee                                                     --               --                 --          1,362,294.71
(xi)  Unreimbursed Redirected Principal Collections                    --               --                 --                  0.00
(xii)  Excess Funding Account Balance                                  --               --                 --                  0.00
(xiii)  New Accounts Added                                             --               --                 --               110,460
(xiv)  Average Gross Portfolio Yield                                   --               --                 --                 28.56%
         Average Net Portfolio Yield                                   --               --                 --                 15.60%
(xv)  Minimum Base Rate                                                --               --                 --                  6.41%
        Excess Spread                                                  --               --                 --                  9.19%
(xvi)  Principal Funding Account Balance                               --               --                 --                  0.00
(xvii)  Accumulation Shortfall                                         --               --                 --                  0.00
(xviii)  Scheduled date for the commencement
          of the Accumulation Period                                   --               --                 --              Jan_2006
        Accumulation Period Length                                     --               --                 --                   N/A
(xix)  Principal Funding Account Investment
        Proceeds Deposit                                               --               --                 --                  0.00
        Required Reserve Account Amount                                --               --                 --          4,195,440.00
        Available Reserve Account Amount                               --               --                 --                  0.00
        Covered Amount                                                 --               --                 --                  0.00
(xx)  Aggregate Interest Rate Caps Notional Amount                     --               --                 --         91,160,000.00
        Deposit to the Caps Proceeds Account                           --               --                 --                  0.00
(xxi)  Net Excess Spread Trigger Event Occurrence                      --               --                 --                    No
          Invested Amount                                              --               --                 --        828,729,282.00
          Current One Month Excess Spread (%)                          --               --                 --                  9.19%
          Current Three Month Average Excess Spread (%)                --               --                 --                  8.39%
          Note Reserve (%)                                             --               --                 --                  0.00%
          Note Reserve Maximum as of 10/18/05 ($)                      --               --                 --                     0
            Note Reserve A/C,  Beginning Balance, 9/01/05              --               --                 --                     0
            Current Month Deposits                                     --               --                 --                     0
            Current Month Releases                                     --               --                 --                     0
          Note Reserve Account, Ending Balance, 9/30/05                --               --                 --                     0